SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                             November 25, 1996



                          LCA-Vision Inc.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-27610             11-2882328
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)




7840 Montgomery Road, Cincinnati, Ohio                  45236
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

     On November 25, 1996, LCA-Vision Inc. (the "Company") issued a total of 44,444 shares of its common stock for total consideration of $100,000 to certain private investors in connection with the Company's plans to open one or more laser sight centers on the west coast.

     On December 3, 1996, the Company issued a total of five shares of an Interim Series of its Class B Preferred Stock to Stephen N. Joffe in exchange for the conversion of $1,000,000 of the debt owed to Dr. Joffe by the Company. One additional share of Interim Series Class B Preferred Stock was issued to Sandra Joffe in exchange for the conversion of $200,000 of debt owed to her by the Company.


     The above described transactions increased the Company's stockholders' equity by an aggregate total of $1,300,000, as reflected on the pro forma September 30, 1996 balance sheet filed herewith as an exhibit.

Item 7.  Financial Statements and Exhibits

         (a) Exhibit 7(a) -- Pro forma balance sheet of the Company as of September 30, 1996 showing effects of certain stock issuances.

         (b) Exhibit 3(i) -- Certificate of Designations of Interim Series Class B Preferred Stock as filed with the Delaware Secretary of State



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LCA-VISION INC.



Date: December 3, 1996             By: /s/ Larry P. Rapp
                                           Larry P. Rapp,
                                           Chief Financial Officer

                                                       EXHIBIT 7(a)



                               LCA-Vision Inc.
                  Condensed Consolidated Balance Sheet
                               September 30, 1996
                                 (unaudited)


                                      As Reported          Pro Forma
                                    ____________        __________


ASSETS
Current Assets
  Cash and cash equivalents       $     802,847       $   902,847
  Accounts receivable, net
    of allowance for doubtful
    accounts of $205,235              2,283,440         2,283,440
  Supplies inventory, prepaid
    expenses, and other               1,103,902         1,103,902
                                      _________         _________

   Total current assets               4,190,189         4,290,189

Property and equipment, net           8,644,793         8,664,793
Investment in unconsolidated
 affiliates                             364,760           364,760
Other assets                            783,344           783,344
                                   ____________        ___________

Total assets                      $  13,983,086       $14,083,086
                                   ____________        ___________

LIABILITIES AND SHAREHOLDERS'
EQUITY
Current Liabilities
 Accounts payable                 $     546,411       $   546,411
 Bank line of credit                  1,940,000         1,940,000
 Accrued liabilities                  1,084,879         1,084,879
 Current portion of long-term
  debt                                  636,757           636,757
 Deferred revenue                       623,245           623,245
                                     __________         _________

   Total current liabilities          4,831,292         4,831,292

Long-term debt, net of current
  portion                             5,056,870         5,056,870
Notes payable to shareholders         4,021,672         2,821,672

Shareholders' Equity
 Preferred stock-authorized
 6,751 shares
   $.001 par value, 6,751 shares
   issued and outstanding                     7                 7
 Preferred stock-authorized
   shares $.001 par value,
   shares issued and outstanding         -              1,200,000
 Common stock-authorized
   110,000,000 shares
   $.001 par value, 19,662,319
   shares issued and outstanding         78,471            78,515
 Paid in capital                      3,077,642         3,177,598
 Retained (deficit)                   (3,103,147)        (3,103,147)
  Translation adjustment                 20,279            20,279
                                   ___________           _________

      Total shareholders' equity         73,252         1,373,252
                                   ___________          __________

Total liabilities and
shareholders' equity              $  13,983,086       $14,083,086
                                   ___________      ______________
                                   ___________      ______________